Exhibit 10.05

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement, dated as of May 5, 2020 (this “Agreement”), is entered into by and among CUI-Canada, Inc., a Canadian corporation (“Seller”), CUI Global, Inc., a Colorado corporation (“Parent”), and Virtual Power Systems, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Buyer, Seller and Parent have entered into that certain Asset Purchase Agreement, dated as of March 30, 2019 (the “Purchase Agreement”), pursuant to which Seller and Parent have agreed to sell and assign to Buyer, and Buyer has agreed to purchase and assume from Seller and Parent, certain assets and liabilities of Seller and Parent, all as more fully described therein;

WHEREAS, in order to ensure an orderly transition of the Business to Buyer and as a condition to consummating the transactions contemplated by the Purchase Agreement, Buyer, Seller, and Parent have agreed to enter into this Agreement, pursuant to which the parties will provide, or cause its Affiliates to provide, certain of the other parties with certain services, in each case on a transitional basis and subject to the terms and conditions set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Buyer, Seller, and Parent hereby agree as follows:

ARTICLE I

SERVICES

Section 1.01 Provision of Services.

(a)     Seller, Parent, and Buyer each agree to provide, or to cause their respective Affiliates to provide, the services (the “Services”) set forth on the exhibits attached hereto (as such exhibits may be amended or supplemented pursuant to the terms of this Agreement, collectively, the “Service Exhibits”) to other of the parties for the respective periods and on the other terms and conditions set forth in this Agreement and in the respective Service Exhibits.

(b)     Notwithstanding the contents of the Service Exhibits, Seller, Parent, and Buyer agree to respond in good faith to any reasonable request by the other parties hereto for access to any additional services that are necessary for the operation of the Business or the Seller, as the case may be and which are not currently contemplated in the Service Exhibits, at a price to be agreed upon after good faith negotiations between the parties. Any such additional services so provided by Seller, Parent, or Buyer, shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on a Service Exhibit as of the date hereof.

(c)     The parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Seller, Parent, and Buyer each agree to use commercially reasonable efforts to make a transition of each Service to their respective own internal organizations or to obtain alternate third-party sources to provide the Services.

(d)      Subject to Section 2.03 and Section 2.04, the obligations of each party under this Agreement to provide Services shall terminate with respect to each Service on the end date specified in the applicable Service Exhibit (the “End Date”). Notwithstanding the foregoing, the parties acknowledge and agree that each party may determine from time to time that it does not require all the Services set out on one or more of the Service Exhibits or that it does not require such Services for the entire period up to the applicable End Date. Accordingly, any party may terminate any Service, in whole and not in part, upon notification to the appropriate other party in writing of any such determination.

Section 1.02 Standard of Service.

(a)     Seller and Parent each represent, warrant and agree that the Services they provide shall be provided in good faith, in accordance with applicable law and, except as specifically provided in the Service Exhibits, in a manner generally consistent with the historical operation of the Business and with the same standard of care as historically provided to the Business. Seller and Parent each agree to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)     Buyer represents, warrants, and agrees that the Services it provides shall be provided in good faith, in accordance with applicable law and, except as specifically provided in the Service Exhibits, in a manner generally consistent with the historical operation of the Seller and with the same standard of care as historically provided by Seller. Buyer agrees to assign sufficient resources and qualified personnel as are reasonably required to perform its Services in accordance with the standards set forth in the preceding sentence.

(c)     Except as expressly set forth above in this Section 1.02 or in any contract entered into hereunder, none of Seller, Parent, or Buyer makes any representations or warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, any warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Seller, Parent, and Buyer each acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by the parties hereto as independent contractors.

Section 1.03 Access to Premises. In order to enable the provision of the Services each party agrees that it shall provide to the other parties and their respective Affiliates’ employees and any third-party service providers or subcontractors who provide Services, at no cost to the providing party, access to the receiving party’s facilities, assets and books and records, in all cases to the extent necessary for the providing party to fulfill their obligations under this Agreement.

ARTICLE II

COMPENSATION

Section 2.01 Responsibility for Wages and Fees. For such time as any employees of any party providing Services pursuant hereto or any of their respective Affiliates are providing the Services to any other party under this Agreement, (a) such employees will remain employees of such providing party or such Affiliate, as applicable, and shall not be deemed to be employees of any party receiving Services for any purpose, and (b) such party providing Services, or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable taxes relating to such employment.

Section 2.02 Terms of Payment and Related Matters.

(a)     As consideration for provision of the Services, each party receiving Services shall pay the amount specified for each Service on such Service’s respective Service Exhibit.

(b)     It is the intent of the parties that the compensation set forth in the respective Service Exhibits reasonably approximate the cost of providing the Services, including the cost of employee wages and compensation, without any intent to cause any party providing Services to receive profit or incur loss. If at any time any party providing Services believes that the payments contemplated by a specific Service Exhibit are materially insufficient to compensate it for the cost of providing the Services it is obligated to provide hereunder, or any party receiving Services believes that the payments contemplated by a specific Service Exhibit materially overcompensates the providing party, such providing or receiving party, as the case may be, shall notify the other party in writing as soon as possible, and the parties hereto will commence good faith negotiations toward an agreement in writing as to the appropriate course of action with respect to pricing of such Services for future periods.

Section 2.03 Extension of Services. The parties agree that no party providing Services shall be obligated to perform any Service after the applicable End Date; provided, however, that if a party receiving Services desires and the providing party agrees to continue to perform any of the Services after the applicable End Date, the parties shall negotiate in good faith to determine an amount that compensates the providing party for all of its costs for such performance, including the time of its employees. The Services so performed by the providing party after the applicable End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

Section 2.04 Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, no party providing Services will have any further obligation to provide the applicable terminated Services and the party receiving Services will have no obligation to pay any future compensation relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by the receiving party prior to such termination).

Section 2.05 Right of Set-off. Buyer shall have the right to withhold and set off against any amount otherwise due to be paid by Buyer pursuant to this Agreement any amount to which any Buyer Indemnified Party may be entitled under Article VI of the Purchase Agreement or Section 5.02 of this Agreement.

ARTICLE III

TERMINATION

Section 3.01 Termination of Agreement. Subject to Section 3.04, this Agreement shall terminate in its entirety (i) on the date upon which no party providing Services shall have any continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 1.01(d) or Section 3.02 or (ii) in accordance with Section 3.03.

Section 3.02 Breach. Any party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice to the other party (the “Breaching Party”) if the Breaching Party has failed to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of ten (10) days after receipt by the Breaching Party ofa written notice of such failure from the Non-Breaching party seeking to terminate such service.

Section 3.03 Insolvency. In the event that any party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within ninety (90) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.

Section 3.04 Effect of Termination. Upon termination of this Agreement in its entirety pursuant to Section 3.01, all obligations of the parties hereto shall terminate, except for the provisions of Section 2.04, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement.

ARTICLE IV

CONFIDENTIALITY

Section 4.01 Confidentiality.

(a)     During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective representatives to, maintain in confidence and not disclose the other party’s financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, “Confidential Information”). Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party’s Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the parties, any party receiving any Confidential Information of the other party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by a governmental order, in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing party (the “Disclosing Party”), and take reasonable steps to assist in contesting such governmental order or in protecting the Disclosing Party’s rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such governmental order.

(b)     Notwithstanding the foregoing, “Confidential Information” shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.

(c)     Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party’s option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing.

ARTICLE V

LIMITATION ON LIABILITY; INDEMNIFICATION

Section 5.01 Limitation on Liability. In no event shall any party providing Services pursuant hereto have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault. Each party receiving Services hereunder acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.

Section 5.02 Seller and Parent Indemnification. Subject to the limitations set forth in Section 5.01, Seller and Parent shall jointly and severally indemnify, defend and hold harmless Buyer and its Affiliates and each of their respective representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, of the Buyer Indemnified Parties arising out of or resulting from (i) Seller or Parent’s breach of this Agreement; or (ii) the negligence, violation of law, or willful misconduct of Seller or Parent or their respective Affiliates.

Section 5.03 Buyer Indemnification. Subject to the limitations set forth in Section 5.01, Buyer shall indemnify, defend and hold harmless Seller and Parent and their Affiliates and each of their respective representatives (collectively, the “Seller and Parent Indemnified Parties”) from and against any and all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, of the Seller and Parent Indemnified Parties arising out of or resulting from (i) Buyer’s breach of this Agreement; or (ii) the negligence, violation of law, or willful misconduct of Buyer or its Affiliates.

Section 5.04 Indemnification Procedures. The process set forth in Section 6.4 of the Purchase Agreement shall be deemed incorporated into, and made a part of, this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the thirds day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.01):

(a)	if to Seller:
20050 SW 112th Avenue
Tualatin, OR 97062
E-mail: wclough@cuiglobal.com
Attention: William Clough

(b)	if to Parent:
20050 SW 112th Avenue
Tualatin, OR 97062
E-mail: wclough@cuiglobal.com
Attention: William Clough

(c)	if to Buyer:

699 Milpitas Blvd
Milpitas, CA 95035
E-mail: dean@virtualpowersystems.com
Attention: Dean Nelson

With a copy to Sanjay Jain via email at
sanjay@virtualpowersystems.com

Section 6.02 Other Matters.

(a)

Salary Coverage. The parties agree and acknowledge that Seller will pay the full and complete salary and all other expenses or fees of Mark Adams for his services to Buyer, which services shall be set forth by the Chief Executive Officer of Buyer, from time to time. For the avoidance of doubt, Buyer shall not be responsible for any compensation, expenses or fees associated with Mr. Adams’ services to Buyer.

(b)	Investment Sourcing. Seller shall use reasonable efforts to assist Buyer in sourcing investments in Buyer for no additional compensation.

Section 6.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.05 Entire Agreement. This Agreement, including all Service Exhibits, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control. Seller agrees and acknowledges that (a) this Agreement is in full satisfaction of the terms and conditions of Sections 5.4 and 5.5 of the Purchase Agreement of Buyer and Seller and (b) neither party is entitled to any further consideration, cash, securities, or other items of value from the other party (or its affiliates) under Sections 5.4 or 5.5 of the Purchase Agreement or any other related agreement except as set forth in this Agreement.

Section 6.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.07 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 6.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an instrument in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.09 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of Milpitas and county of Santa Clara, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER

CUI-CANADA, INC

5/6/2020
By:	/s/ William Clough
Name:	William Clough
Title:	Executive Chairman

PARENT

CUI GLOBAL, INC.

5/6/2020
By:	/s/ William Clough
Name:	William Clough
Title:	Executive Chairman

BUYER

VIRTUAL POWER SYSTEMS

5/5/2020
By:	/s/ Dean Nelson
Name:	Dean Nelson
Title:	Interim CEO

Signature Page to Transition Services Agreement

EXHIBIT A

MANUFACTURING SERVICES

Description of Service:

Seller shall provide manufacturing services to Buyer for all necessary products. Seller shall use Buyers “owned” inventory as part of any manufacturing. Seller will manage all aspects of manufacturing coordination.

● Seller agrees to build and deliver to Buyer 130 M2 ICE Blocks and 20 IC Packs (PO#VPS2018212) on or before the End Date below (collectively, the “Deliverables”). The Deliverables will be subject to Buyer’s review and inspection. Buyer shall have the right to reject all or any item of the Deliverables, in its reasonable discretion for any faulty, damaged, obsolete, malfunctioning, non-functioning, or otherwise not meeting Buyer’s specifications for Buyer’s particular use (“Misfunctioning Deliverables”), within 14 days of receipt of the Deliverables. Upon receipt of notice of rejection of the Deliverables from Buyer, Seller shall (i) replace such Misfunctioning Deliverables at its own expense and costs within 7 days or (ii) reduce the Fee or Other Consideration by the cost of such Misfunctioning Deliverable as set forth in the bullet point below.

● Seller and Buyer agree that the cost of those units will be $2,750 USD each/$412,500 USD total.

● Buyer agrees to a one-time tooling NRE charge of $6,200 USD.

● Seller and Buyer agree that these costs will be in exchange for equity as outlined in Exhibit F.

Service Provider	Seller
Service Recipient	Buyer
End Date:	September 30, 2020
Fee or Other Consideration:	Outlined in Exhibit F.

Exhibits to Transition Services Agreement

EXHIBIT B

EMPLOYEE SEPARATION FACILITATION AND FEES

Description of Service:

● Buyer agrees that they are responsible for Canadian law requirements of separation for Buyer’s employees.

● Seller agrees that they will facilitate the layoffs in two stages:

o Stage 1—Dismissal of 3 individuals (designated below in Table B1) on November 1, 2019. Buyer agrees that they are responsible for the legally entitled separation compensation up to a maximum of $32,900.10 as outlined in Table B1. Buyer agrees that this reimbursement will be additional equity in Buyer as set forth in Exhibit F. Seller agrees that they will provide for necessary separation payments and benefits to those employees.

o Stage 2—Delayed dismissal of 6 individuals (designated below in Table B1) on or about July 31, 2020. Seller agrees that compensation for those individuals will be the responsibility of Seller until dismissal. Buyer agrees that at time of dismissal Buyer will be responsible for legally entitled separation compensation up to a maximum of $346,365.94 as outlined in Table B1. Buyer agrees that this reimbursement will be additional equity in Buyer as set forth in Exhibit F. Seller agrees that they will provide for necessary separation payments and benefits to those employees.

● Seller acknowledges and agrees that the employee separation fees, costs, and other expenses equal to an aggregate amount of $379,266.10 (“Costs”) are the only Costs that Buyer remains liable for and such amounts shall be paid in equity of Buyer as set forth in Exhibit F. Seller agrees and acknowledges that Buyer shall have no further liability to Seller or any other third party with respect to any Costs for the individuals set forth on Table B1 or any other employees of Seller and any other such separation fees, costs, and other expenses that are not Costs shall be the full responsibility of Seller.

Service Provider	Seller
Service Recipient	Buyer
End Date:	November 30, 2020
Fee or Other Consideration:	Outlined in Exhibit F

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TABLE B1

 [redacted]

EXHIBIT C

DESIGN SERVICES AND ONGOING CUSTOMER SUPPORT

Description of Service:

Buyer understands that Seller still has customers that need to be supported through final production on or about November 30, 2020.

☐   Buyer agrees to provide de minimus engineering services needed to complete those production runs and will be provided to the Seller until all production is complete through facility is closure, which shall be on or before the End Date.

☐   Buyer agrees to provide any necessary engineering support/services until the End Date.

☐   To the extent that the services provided by Buyer are not covered by this agreement and are more than de minimus, Seller shall pay the fair market value for the services to Buyer.

Service Provider	Buyer
Service Recipient	Seller
End Date:	November 30, 2020
Fee or Other Consideration:

Buyer agrees to provide these services in exchange for Seller continuing the employment of required personnel to manufacture and test the ICE products that will be built before closing of facility, which shall be on or before the End Date.

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EXHIBIT D

LEASE, WAREHOUSE, AND SHIPPING SERVICES

Description of Service:

●    Seller shall provide all 2nd floor office space for use.

o    Includes all space on 2nd floor

o    To include property taxes, insurance, all utilities, waste services, snow & lawn care, HVAC, alarm and sprinkler, pest control, and janitorial services.

●    Warehouse space to store finished goods and raw materials. Finished goods designated space limited, once full Buyer must begin transferring to Buyer’s own location.

●    Provide all required shipping services, but all shipping charges are the responsibility of Buyer.

Service Provider	Seller
Service Recipient	Buyer
End Date:	November 30, 2020 or the final date that CUI Canada may extend to, whichever is later, with respect to all of the items set forth in the Description of Service.
Fee or Other Consideration:	Outlined in Exhibit F

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EXHIBIT E

IT, HUMAN RESOURCES, AND INFRASTRUCTURE SERVICES

Description of Service:

Seller shall provide the following Services to support IT, Human Resources, and Infrastructure Services:

■    Human resources support; payroll processing, benefits administration, and consultative support to set up services and ongoing administration.

■    Information technology support and licenses to operate within SAP and Business Objects, as well as off-site data backup.

■    Infrastructure services; Internet, Telephone, Security, Server, Storage, Taxes, Shipping, etc.

■    HR, IT, storage, security, janitorial, inventory management, and other similar services.

Service Provider	Seller
Service Recipient	Buyer
End Date:	November 30, 2020 or the final date that CUI Canada may extend to, whichever is later, with respect to all of the items set forth in the Description of Service.
Fee or Other Consideration:	Outlined in Exhibit F

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EXHIBIT F

SUMMARY OF FEES

Equity Exchange Buyer to Seller
			Total Value
Exhibit A	Manufacturing Services		$418,700	USD

Exhibit B	Employee Separation Fees	11/1/19	$32,900	USD
		7/31/20	$346,365	USD

Exhibit D	Lease & Warehouse		$172,000	USD
Exhibit E	IT, Human Resources, Infrastructure		$87,750	USD
Exhibit F	CUI approved discount		-($257,715)	USD

Total Equity Exchange Due Parent			$800,000(1)	USD

(1)

The total outstanding will payable by Buyer pursuant to a convertible promissory note in the form attached hereto as Exhibit G and issued under that certain Amended and Restated 2019 Note Purchase Agreement between the Company and the other parties thereto, dated on or around November 28, 2019, as amended to date.

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EXHIBIT G

CONVERTIBLE PROMISSORY NOTE

1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

No. CPN-	Date of Issuance
$800,000.00	May 4, 2020

FOR VALUE RECEIVED, VIRTUAL POWER SYSTEMS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of CUI Global, Inc. (the “Lender”), the principal sum of Eight Hundred Thousand Dollars ($800,000.00), together with interest thereon from the date of this Note. Interest shall accrue at a rate of two and a half percent (2.5%) per annum, compounded annually.

This Note is one of a series of Notes issued pursuant to that certain Amended and Restated 2019 Note Purchase Agreement, among the Company and other lenders listed on the Schedule of Lenders listed in Exhibit A thereto (the “Purchase Agreement”), and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1.     Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to costs, if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, and payment of interest, may not be made without the consent of the holder of the Note. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

2.     Security. This Note is a general unsecured obligation of the Company.

3.     Conversion of the Notes. This Note and any amounts due hereunder shall be convertible into Conversion Shares in accordance with the terms of Section 2.2 of the Purchase Agreement. As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of the Note, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion.

4.     Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

5.     Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Majority in Interest of Purchasers. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

6.     Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7.     No waiver. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

8.     Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware.

9.     Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

[Signature page follows.]

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VIRTUAL POWER SYSTEMS, INC.

5/4/2020
By:	/s/ Sanjay Jain
Name:	Sanjay Jain
Title:	Chief Financial Officer

[Signature Page to Convertible Promissory Note]